Exhibit 23.9

Capital Lodging

2927 Maple Avenue, Suite 503

Dallas, Texas 75201

Ladies and Gentlemen:

The undersigned hereby consents to being designated as a person about to become a trustee of Capital Lodging, a Maryland real estate investment trust (the “Company”) under the captions, “Summary”, “Our Business and Hotels”, “Certain Relationships and Related Transactions” and “Management” in the Prospectus contained in the Company’s Registration Statement (Form S-11 Registration No. 333-114602), as amended, filed with the United States Securities and Exchange Commission.

Very truly yours,

/S/    MARK E. PASQUERILLA

July 22, 2004